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EXHIBIT 10.1 (g)

SEVENTH AMENDMENT

        SEVENTH AMENDMENT (this "Amendment"), dated as of February 7, 2003, among ACG HOLDINGS, INC., a Delaware corporation ("Holdings"), AMERICAN COLOR GRAPHICS, INC., a New York corporation (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Lenders") and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), as Administrative Agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

        WHEREAS, Holdings, the Borrower, the Lenders, General Electric Capital Corporation, as Documentation Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and the Administrative Agent are parties to a Credit Agreement, dated as of August 15, 1995 and amended and restated as of May 8, 1998 (as so amended and restated and as the same has been further amended, modified and/or supplemented to, but not including, the date hereof, the "Credit Agreement"); and

        WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

        NOW, THEREFORE, it is agreed:

        1.    Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the definitions of "Applicable Margin" and "Specified Financial Covenants Compliance Date" appearing in said Section and (ii) inserting the following new definitions in appropriate alphabetical order:

        "Applicable Margin" shall mean a percentage equal to (i) in the case of Loans maintained as (x) Base Rate Loans, 2.00% and (y) Eurodollar Rate Loans, 3.25%, (ii) in the case of the Unused Line Fee, 0.50% and (iii) in the case of Letter of Credit Fees, 3.00%. It is understood and agreed that (x) the increased "Applicable Margins" applicable as a result of the modification of this definition pursuant to the Seventh Amendment shall be effective for all purposes of this Agreement on and after the Seventh Amendment Effective Date and shall not be effective for periods prior to the Seventh Amendment Effective Date and (y) the "Applicable Margins" (as determined pursuant to the Credit Agreement as in effect immediately prior to the Seventh Amendment Effective Date) shall apply for periods prior to the Seventh Amendment Effective Date".

        "Seventh Amendment" shall mean the Seventh Amendment to this Agreement, dated as of February 7, 2003.

        "Seventh Amendment Effective Date" shall have the meaning specified in the Seventh Amendment.

        2.    Section 2.6(i) of the Credit Agreement is hereby amended by deleting the text "Sections 8.1(e), (f) and (k)" appearing in said Section and inserting the text "Sections 8.1(e), (f) and (j)" in lieu thereof.

        3.    Section 5 of the Credit Agreement is hereby amended by inserting the following new Section 5.3 immediately after Section 5.2 appearing in said Section:

          "5.3    Special Condition Precedent to Incurrence of Revolving Loans and Swingline Loans.    The obligation of each Lender with a Revolving Loan Commitment to make Revolving Loans (excluding Mandatory Borrowings, which shall be made as provided in Sections 2.3(c) and 2.4(b)(ii)) and of the Swingline Bank to make Swingline Loans is subject, at the time of each such making of a Revolving Loan or Swingline Loan, to the satisfaction of the condition that the aggregate amount of cash (excluding, for avoidance of doubt, cash which may be characterized as "cash" for GAAP purposes but which has not actually been received or collected by, or credited to an account of, Holdings or any of its Subsidiaries) and Cash Equivalents owned by Holdings and its Subsidiaries (determined after giving pro forma effect to the making of each such Revolving Loan and/or Swingline Loan and the application of proceeds therefrom and from any other cash and/or Cash Equivalents on hand (to the extent such proceeds and/or other cash or Cash Equivalents are actually utilized by the Borrower and/or any other Subsidiary of the Borrower on the date of the incurrence of the respective such Revolving Loan and/or Swingline Loan for a permitted purpose under this Agreement other than an investment in Cash Equivalents)) shall not exceed $15,000,000 (exclusive of cash in accounts maintained by the Borrower in Canada for the Borrower's Canadian printing plant operations, so long as the aggregate amount of cash on deposit therein at no time exceeds $1,000,000) (for purposes of cash and Cash Equivalents denominated in a currency other than Dollars, taking the Dollar Equivalent of such cash or Cash Equivalents as determined on the date of the incurrence of the respective such Revolving Loan and/or Swingline Loan).".

        4.    Section 8.1 of the Credit Agreement is hereby amended by (i) inserting the text "and" at the end of clause (i) of said Section, (ii) deleting clause (j) of said Section in its entirety, (iii) redesignating clause (k) of said Section as clause (j) and (iv) deleting the text "this clause (k)" appearing in clause (j) of said Section (as redesignated pursuant to preceding clause (iii)) and inserting the text "this clause (j)" in lieu thereof.

        5.    Section 8.9 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting the following new table in lieu thereof:

"Test Period Ended	Minimum EBITDA
March 31, 2003	$51,000,000
June 30, 2003	$51,000,000
September 30, 2003	$51,000,000
December 31, 2003	$51,000,000
March 31, 2004	$56,000,000
June 30, 2004	$57,000,000
September 30, 2004	$59,000,000
December 31, 2004	$61,000,000
March 31, 2005	$62,000,000	".

        6.    Section 8.10 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting the following new table in lieu thereof:

"Test Period Ended	Ratio
March 31, 2003	1.85:1.0
June 30, 2003	1.85:1.0
September 30, 2003	1.85:1.0
December 31, 2003	1.85:1.0
March 31, 2004	2.0:1.0
June 30, 2004	2.0:1.0
September 30, 2004	2.0:1.0
December 31, 2004	2.0:1.0
March 31, 2005	2.0:1.0	".

        7.    Section 8.12 of the Credit Agreement is hereby amended by (i) deleting the text "(x)" immediately following the text "except that, so long as no Default or Event of Default then exists or would exist after giving effect thereto," appearing in clause (i) of said Section, (ii) deleting the text "this subclause (x) of" appearing in the first proviso appearing in clause (i) of said Section and (iii) deleting subclause (y) of clause (i) of said Section and the proviso immediately following said subclause (y) in their entirety.

        8.    In order to induce the Lenders to enter into this Amendment, each of Holdings and the Borrower hereby represents and warrants that:

          (a)    no Default or Event of Default exists as of the Seventh Amendment Effective Date (as defined below), both before and after giving effect to this Amendment; and

          (b)    all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Seventh Amendment Effective Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Seventh Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

        9.    This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

        10.  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

        11.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

        12.  This Amendment shall become effective on the date (the "Seventh Amendment Effective Date") when each of Holdings, the Borrower, the Administrative Agent and the Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its Notice Office.

        13.  The Borrower hereby covenants and agrees, so long as the Seventh Amendment Effective Date occurs, to pay to each Lender which has executed and delivered to the Administrative Agent (or its designee) a counterpart hereof by the later to occur of (x) 5:00 P.M. (New York time) on February 7, 2003 or (y) the close of business on the Seventh Amendment Effective Date (such later date, the "Outside Date"), a non-refundable cash amendment fee equal to 1/4 of 1% of the sum of (x) its Revolving Loan Commitment as in effect on the Seventh Amendment Effective Date and (y) the aggregate principal amount of its A Term Loans and B Term Loans outstanding on the Seventh Amendment Effective Date, which fee shall not be subject to counterclaim or set-off, or be otherwise affected by, any claim or dispute relating to any other matter and shall be paid by the Borrower to the Administrative Agent for distribution to the Lenders on the second Business Day following the Outside Date.

        14.  From and after the Seventh Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

*  *  *

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

ACG HOLDINGS, INC.
By:	/s/ PATRICK KELLICK Title: Senior Vice President/Chief Financial Officer
AMERICAN COLOR GRAPHICS, INC.
By:	/s/ PATRICK KELLICK Title: Senior Vice President/Chief Financial Officer
DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), Individually and as Administrative Agent
By:	/s/ SUSAN L. LEFEVRE Title: Director
GENERAL ELECTRIC CAPITAL CORPORATION, Individually and as Documentation Agent
By:	/s/ ANNE KENNELLY KRATKY Title: Manager-Operations
MORGAN STANLEY SENIOR FUNDING, INC., Individually and as Syndication Agent
By:	/s/ MICHAEL A. HART Title: Vice President
DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH
By:	/s/ SUSAN LEFEVRE Title: Director

By:	/s/ SCOTTYE LINDSEY Title: Vice President
TRANSAMERICA BUSINESS CAPITAL CORPORATION, as successor to Transamerica Business Credit Corporation
By:	/s/ STEPHEN K. GOETSCHIUS Title: Senior Vice President
UPS CAPITAL CORPORATION
By:	/s/ CHARLES JOHNSON Title: Senior Vice President
KZH CYPRESSTREE-1 LLC
By:	/s/ ANTHONY IARROBINO Title: Authorized Agent
ORIX FINANCIAL SERVICES, INC.
By:	/s/ ANDREW KOSOWSKY Title: Vice President
SUNAMERICA SENIOR FLOATING RATE FUND INC.
By:	STANFIELD CAPITAL PARTNERS LLC As its subadvisor
By:	/s/ CHRISTOPHER A. BONDY Title: Partner

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SEVENTH AMENDMENT